Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-181761) pertaining to the Harley-Davidson Financial Services, Inc. 401(k) Profit Sharing Plan of our report dated June 29, 2015, with respect to the financial statements of the Harley-Davidson Financial Services, Inc. 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2014.

/s/ Ernst & Young, LLP
Chicago, Illinois
June 29, 2015